Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Sio Gene Therapies Inc.:
(1) Registration Statement (Form S-8 No. 333-206300) pertaining to the 2015 Equity Incentive Plan,
(2) Registration Statement (Form S-8 No. 333-215386) pertaining to the 2015 Equity Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-220089) pertaining to the Amended and Restated 2015 Equity Incentive Plan,
(4) Registration Statement (Form S-8 No. 333-226877) pertaining to the Amended and Restated 2015 Equity Incentive Plan,
(5) Registration Statement (Form S-8 No. 333-244371) pertaining to the Amended and Restated 2015 Equity Incentive Plan,
(6) Registration Statement (Form S-8 No. 333-260100) pertaining to the Amended and Restated 2015 Equity Incentive Plan, and
(7) Registration Statement (Form S-3 No. 333-235889);

of our report dated June 14, 2022, with respect to the consolidated financial statements of Sio Gene Therapies Inc. included in this Annual Report (Form 10-K) of Sio Gene Therapies Inc. for the year ended March 31, 2022.

/s/ Ernst & Young LLP
Iselin, New Jersey
June 14, 2022

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